EXHIBIT 10.3

EXECUTION VERSION

DEBT ASSUMPTION AND RELEASE AGREEMENT

This DEBT ASSUMPTION AND RELEASE AGREEMENT (this “Agreement”) is made as of the 31st day of December, 2014 (the “Assignment Date”), by and between Fuse Medical, LLC, a Delaware limited liability company (“Transferor”), JAR Financing LLC, a Delaware limited liability company (“Releasing Party”), and Fuse Medical, Inc., a Delaware corporation (“Transferee”).

RECITALS

A. As of the date of this Agreement, Transferor owes Releasing Party the amount outstanding set forth on Schedule A attached hereto (the “Outstanding Debt”).

B. As a result of its efforts to wind up its business, Transferor wishes to assign all of its rights and obligations with respect to the Outstanding Debt to its parent, Transferee, and Transferee wishes to accept such rights and assume such obligations, all as set forth below (the “Assignment”).

C. Immediately after the Assignment, in further consideration for Transferor permitting such Assignment, Transferee will issue 317,908 shares of Transferee’s common stock (the “Shares”) pursuant to a Debt Conversion Agreement, dated as of the date hereof, by and between Releasing Party and Transferee (the “Conversion Agreement”) to retire, in full, the Outstanding Debt.

NOW, THEREFORE, in consideration of the recitals and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Assignment.

(a) Transferor hereby irrevocably sells and assigns to Transferee, effective as of the Assignment Date, all of its liabilities, obligations and commitments with respect to the Outstanding Debt. On and after the Assignment Date, Transferee shall have the same rights, duties and obligations as Transferor had, as a borrower, and Transferor shall be irrevocably released from its obligations, liabilities and responsibilities with respect to the Outstanding Debt. All payments of interest, fees and other amounts or past due monies owed by Transferor (including but not limited to legal expenses incurred by Transferor) in respect of the Outstanding Debt shall be paid to Releasing Party by Transferee.

(b) Except as set forth in Section 3(a), Transferor does not make any representation or warranty of any kind to Releasing Party and, in particular, the financial condition or creditworthiness of Transferee or Transferor.

2. Assumption and Agreement to be Bound. Transferee hereby accepts, effective as of the Assignment Date, the assignment of all of Transferor’s liabilities, obligations and commitments with respect to the Outstanding Debt, and assumes and agrees to perform fully all of the obligations of Transferor with respect to the Outstanding Debt.

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3. Representations and Warranties.

(a) Transferee and Transferor hereby represent and warrant to one another, as applicable, that as of the Assignment Date:

(i) Transferor is duly authorized and qualified to sell and assign the Outstanding Debt and transfer or assign the duties and obligations with respect to the Outstanding Debt. Transferee is duly authorized and qualified to purchase and accept the assignment of the Outstanding Debt and assume the duties and obligations with respect to the Outstanding Debt.

(ii) This Agreement is valid and binding on Transferee and Transferor and enforceable against Transferee and Transferor in accordance with its terms.

(b) Releasing Party hereby represents and warrants to Transferor and Transferee that, as of the Assignment Date, the Outstanding Debt constitutes all of the liabilities owed to it by Transferor immediately prior to the execution of this Agreement.

4. Conditions. This Agreement is conditioned and contingent upon Releasing Party and Transferee entering into the Conversion Agreement.

5. Release by Releasing Parties. Execution of this Agreement will automatically, by operation of this Agreement and without any further action on the part of the parties hereto, effect a release and discharge by Releasing Party and its affiliates and past, present and future officers, directors, shareholders, employees, agents, successors and assigns from all manner of action, cause and causes of action, suits, debts, sums of money, accounts, covenants, controversies, agreements, promises, damages, judgments, executions, costs, expenses, rights, claims or demands whatsoever, at law or in equity, existing at the date thereof, at any time before the date thereof, or thereafter arising, both anticipated and unanticipated, known and unknown, contingent and non-contingent, liquidated and non-liquidated, that Releasing Party has had, now has, then has or may have against Transferor or its affiliates or past, present or future officers, directors, shareholders, employees, agents, successors or assigns by reason of any cause or thing, arising or to arise, out of the Outstanding Debt and any and all agreements, purchase orders, invoices or other arrangements, written or oral, with respect to the relationship between Transferor and Releasing Party and concerning the Outstanding Debt. For purposes herein, “Releasing Party” shall be deemed to include any affiliate of the Releasing Party.

6. Waiver. Releasing Party hereby irrevocably waives its rights under any applicable statute, rule, regulation, legal principle or legal doctrine that provides that a general release does not extend to claims which a releasing party does not know or suspect to exist in its favor at the time of executing such release, which if known by Releasing Party, would have materially affected its settlement with the released party.

7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE DELAWARE PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING, WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

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8. Miscellaneous.

(a) Headings. Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

(b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

(c) Further Assurances. Each of the parties hereby agree to execute and deliver such other instruments, and take such other action, as any party may reasonably request in furtherance of the transactions contemplated by this Agreement.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns. This Agreement may not be assigned without the consent of the other parties hereto.

(e) Counterparts. This Agreement may be executed by facsimile or other electronic signature, in counterparts, which, when taken together, shall constitute one and the same original.

[SIGNATURE PAGES FOLLOW]

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

TRANSFEROR:

FUSE MEDICAL, LLC, a Delaware limited liability company

By:	/s/ Alan Meeker
Name:	Alan Meeker
Title:	Manager

TRANSFEREE:

FUSE MEDICAL, INC., a Delaware corporation

By:	/s/ Alan Meeker
Name:	Alan Meeker
Title:	Chief Executive Officer

RELEASING PARTY:

JAR Financing LLC, a Delaware limited liability company

By:	/s/ Rusty Shelton
Name:	Rusty Shelton
Title:	Manager

[SIGNATURE PAGE TO DEBT ASSUMPTION AND RELEASE AGREEMENT]

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EXECUTION VERSION

Schedule A

OUTSTANDING DEBT SCHEDULE

Note	Maturity Date	Amount
Promissory Note dated December 31, 2013, payable to JAR, LLC from Fuse Medical, LLC	12/30/2015	$60,000.00
Promissory Note dated March 4, 2014, payable to JAR Financing, LLC from Fuse Medical, LLC	3/4/2016	$63,769.63
Promissory Note dated February 10, 2014, payable to JAR, LLC from Fuse Medical, LLC	2/9/2016	$193,535.47
TOTAL:		$317,305.10

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